UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3111 W. Dr. MLK Blvd., Ste 100, Tampa, FL 33607

(Address of principal executive offices)(Zip code)

(813) 418-5250

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiaries, Deer Valley Homebuilders, Inc., an Alabama corporation, and Deer Valley Finance, Corp., a Florida corporation. Specific discussions or comments relating to Deer Valley Corporation will reference “DVC,” those relating to Deer Valley Homebuilders, Inc. will be referred to as “DVHB”, and those relating to Deer Valley Finance Corp. will be referred to as “DVFC.”

Item 8.01 Other Events.

On April 7, 2010, DVC, DVHB and Fifth Third Bank entered into the Amendment to Loan Agreement-Real Estate Loan, which such amendment clarifies the calculation of the Debt Service Coverage Ratio as set forth in that certain Loan Agreement dated May 26, 2006, by and between DVC, DVHB and Fifth Third Bank.

On April 7, 2010, DVC, DVHB, DVFC, and Fifth Third Bank entered into the Amendment to Loan Agreement-$7,500,000 Revolving Credit Loan, which such amendment clarifies the calculation of the Debt Service Coverage Ratio as set forth in that certain Revolving Credit Loan and Security Agreement dated October 14, 2009, by and between DVC, DVHB, DVFC and Fifth Third Bank.

On April 7, 2010, DVC, DVHB, DVFC, and Fifth Third Bank entered into the Amendment to Loan Agreement-$5,000,000 Revolving Credit Loan, which such amendment clarifies the calculation of the Debt Service Coverage Ratio as set forth in that certain Revolving Credit Loan and Security Agreement dated October 14, 2009, by and between DVC, DVHB, DVFC and Fifth Third Bank.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Amendment to Loan Agreement - Real Estate Loan

10.2	Amendment to Loan Agreement - $7,500,000 Revolving Credit Loan

10.3	Amendment to Loan Agreement - $5,000,000 Revolving Credit Loan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	/s/ Charles Masters
Name:	Charles G. Masters
Title:	President, Chief Executive Officer
Dated:	April 8, 2010